Exhibit 99.2

PodcastOne to Announce First Quarter Fiscal Year 2025 Financial Results and Host Investor Webcast on
Tuesday August 13, 2024

- Investor Webcast on Tuesday, August 13, 2024 at 11:30am ET / 8:30am PT

LOS ANGELES, Aug. 07, 2024 (GLOBE NEWSWIRE) -- PodcastOne (Nasdaq: PODC), a leading podcast platform and a subsidiary of LiveOne (Nasdaq: LVO), plans to announce its operating and financial results for its first quarter fiscal year 2025 ended June 30, 2024 on Tuesday, August 13, 2024.

PodcastOne’s senior management will host a live conference call and audio webcast to provide a business update and discuss its operating and financial results beginning at 11:30 am ET / 8:30 am PT on Tuesday, August 13, 2024.

***PARTICIPANT DIAL INS***

Participants call one of the allocated dial-in numbers (below) and advise the Operator of either the Conference ID 5495888 or Conference Name. If the client has selected Approved Participant List, these Participants will be prioritised &/or authorised to participate in Q&A.

USA / International Toll +1 (646) 307-1963

USA - Toll-Free (800) 715-9871Canada - Toronto (647) 932-3411

Canada - Toll-Free (800) 715-9871

Conference ID: 5495888

***WEBCAST DETAILS***

Event Title: PodcastOne Inc. (PODC) Q1 Fiscal 2025 Financial Results & Business Update

Event Date: August 13, 2024 11:30 AM (GMT-04:00) Eastern Time (US and Canada)

Attendee URL: https://events.q4inc.com/attendee/750791651

Conference Call Replay

An audio recording of the Event will be available via the Echo Replay platform.

To access the platform by phone, please dial-in using one of the numbers listed below and input Playback ID: 5495888 followed by # key:

Australia Toll-Free:+61 1800 021 202

Australia Toll:+61 2 8078 2917

US & Canada Toll-Free:+1(800) 770-2030

US Toll:+1(609) 800-9909

Canada Toll:+1(647) 362-9199

France:+33 1 73 02 81 84

Germany:+49 69 589964211

Hong Kong:+852 3018 3027

India:+91 22 5032 3279

Japan:+81 3 4588 1481

New Zealand:+64 9 886 9995

Singapore:+65 3159 5801

United Kingdom:+44 20 3433 3849

United States:+1 800 770 2030

Echo Replay will expire on Monday, 26th August 2024 11:59 PM EDT

About PodcastOne

PodcastOne (Nasdaq: PODC) is a Los Angeles based podcast network founded in 2012 by Kit Gray and Norm Pattiz providing creators and advertisers with a full 360-degree solution in sales, marketing, public relations, production, and distribution delivering over 2.1 billion downloads per year with a community of 250 of the top podcasters, including Adam Carolla, Kaitlyn Bristowe, Jordan Harbinger, LadyGang, A&E’s Cold Case Files and Varnamtown. PodcastOne has built a distribution network reaching over 1 billion listeners a month across all of its own properties, LiveOne (Nasdaq: LVO), Spotify, Apple Podcasts, iHeartRadio, Samsung and over 150 shows exclusively available in Tesla vehicles. PodcastOne is also the parent company of LaunchpadOne, an innovative self-serve platform developed to launch, host, distribute and monetize independent user-generated podcasts. For more information, visit PodcastOne.com and follow us on Facebook, Instagram, YouTube and Twitter at @podcastone. For more investor information, please visit ir.podcastone.com/overview/default.aspx.

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. LiveOne’s wholly-owned subsidiaries include Slacker Radio, PodcastOne (Nasdaq: PODC), PPVOne, CPS, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on one key customer for a substantial percentage of its revenue; LiveOne’s and PodcastOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, including the spin-out of LiveOne’s pay-per-view business, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to continue as a going concern; PodcastOne’s ability to attract, maintain and increase the number of its listeners; PodcastOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants; PodcastOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne and/or its other subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in PodcastOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2024, and in PodcastOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and PodcastOne disclaims any obligation to update these statements, except as may be required by law. PodcastOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Press Contacts:

310.246.4600

Susan@Guttmanpr.com

Investor Relations:

Jason Assad

678-570-6791

jwassad@podcastone.com